EXHIBIT 5.1

May 24, 2017

Ocwen Financial Corporation

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

Re:        Registration of Securities of Ocwen Financial Corporation

Ladies and Gentlemen:

In connection with the registration of up to 670,000 shares of Common Stock of Ocwen Financial Corporation, a Florida corporation (the “Company”), par value $0.01 per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”), such Shares to be issued or delivered pursuant to the Ocwen Financial Corporation 2017 Performance Incentive Plan (the “Plan”), you have requested my opinion set forth below.

In my capacity as counsel, I have examined the following originals or copies of those corporate and other records of the Company, among others:

(a)	the Plan;
(b)	the Articles of Incorporation of the Company, as amended to date;
(c)	the Bylaws of the Company, as amended to date; and
(d)	resolutions adopted by the Board of Directors of the Company on April 6, 2017 approving the filing of the Registration Statement.

I have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted as originals; (c) the conformity to authentic original documents of all documents submitted to me as copies; and (d) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records and documents.

On the basis of such examination and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

The opinion herein is based on and limited to the Florida Business Corporation Act.

I consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and regulations of the Securities and Exchange Commission.

Respectfully submitted,

/s/ Cara R. Baros
Cara R. Baros
Assistant Company Secretary and Counsel